IDS LIFE FLEXIBLE PORTFOLIO ANNUITY

Exhibit 5.2         Copy of Application for IDS Life Variable Annuity

Exhibit 9           Opinion of counsel

Exhibit 10          Consent of Independent Auditors

Exhibit 11          Financial Statement Schedules

Exhibit 14          Financial Data Schedules

Exhibit 15(b)       Power of Attorney dated April 18, 1998